                                                                 Exhibit (d)(19)

                                 NORTHERN FUNDS

              INVESTMENT ADVISORY AND ANCILLARY SERVICES AGREEMENT


         AGREEMENT made this 5th day of May, 2006 between NORTHERN FUNDS, a Delaware business trust (the "Trust"), and NORTHERN TRUST INVESTMENTS, N.A., an Illinois state-chartered trust company and NORTHERN TRUST GLOBAL ADVISORS, INC., a Delaware corporation (each, an "Adviser" and together, the "Advisers").



                                   WITNESSETH:

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust presently intends to offer shares of beneficial interest in three new portfolios, known as the Multi-Manager Mid Cap Fund, Multi-Manager Small Cap Fund and Multi-Manager International Equity Fund (each a "New Fund" and together, the "New Funds") (such Fund together with all other portfolios subsequently established by the Trust and made subject to this Agreement being herein collectively referred to as the "Funds"); and

         WHEREAS, the Trust desires to retain the Advisers to render investment advisory and ancillary services to the Trust and the New Funds as indicated below and the Advisers are willing to so render such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1.       Appointment of Advisers.


                  (a) The Trust hereby appoints each Adviser to act as investment adviser to the Trust and the New Funds for the periods and on the terms herein set forth. Each Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

                  (b) In the event that the Trust establishes one or more portfolios other than the New Funds with respect to which it desires to retain the

                           Advisers to act as investment adviser hereunder, it shall notify the Advisers in writing. If the Advisers are willing to render such services under this Agreement they shall notify the Trust in writing whereupon such portfolio shall become a Fund hereunder and shall be subject to the provisions of this Agreement to the same extent as the New Funds, except to the extent that said provisions (including those relating to the compensation payable by the Trust to the Advisers) are modified with respect to such Fund in writing by the Trust and the Advisers at the time.

         2. Delivery of Documents. The Trust has delivered (or will deliver as soon as is possible) to the Advisers copies of each of the following documents:

                  (a) Agreement and Declaration of Trust dated as of February 7, 2000 (such Agreement and Declaration of Trust, as presently in effect, is herein called the "Trust Agreement"), copies of which are also on file with the Trust;

                  (b) By-Laws of the Trust (such By-Laws, as presently in effect, are herein called the "By-Laws");

                  (c) Co-Administration Agreement between the Trust and its Co-Administrators;

                  (d) Distribution Agreement between the Trust and its Distributor;

                  (e) Custodian Agreement between the Trust and its Custodian;

                  (f) Foreign Custody Agreement between the Trust and the Foreign Custodian;

                  (g) Transfer Agency Agreement between the Trust and its Transfer Agent;

                  (h) Prospectus and Statement of Additional Information for the New Funds (the Prospectus and Statement of Additional Information, as presently in effect and as amended, supplemented and/or superseded from time to time, are herein called "Prospectus" and "Statement of Additional Information," respectively);

                  (i) Post Effective Amendment No. 46 to the Trust's Registration Statement on Form N-1A (No. 33-73404) under the Securities Act of 1933 (the "1933 Act") and Amendment No. 48 to the Trust's Registration Statement on such form (No. 811-8236) under the 1940 Act filed as a single document with the Securities and Exchange Commission (the "Commission") (such Registration

                           Statement, as presently in effect and as amended from time to time, is herein called the "Registration Statement").

         The Trust agrees to promptly furnish the Advisers from time to time with copies of all amendments of or supplements to or otherwise current versions of any of the foregoing documents not heretofore furnished.

         3.       Duties of Advisers.

                  (a) Subject to the general supervision of the Trustees of the Trust, the Advisers shall manage the investment operations of each of the Funds and the composition of each Fund's assets, including the purchase, retention and disposition thereof. In this regard, each Adviser:

                                    (i)      shall provide supervision of the
                                             Funds' assets, furnish a continuous
                                             investment program for such Funds,
                                             determine from time to time what
                                             investments or securities will be
                                             purchased, retained or sold by the
                                             Funds, and what portion of the
                                             assets will be invested or held
                                             uninvested as cash;

                                    (ii)     shall place orders pursuant to its
                                             determinations either directly with
                                             the issuer or with any broker
                                             and/or dealer or other person who
                                             deals in the securities in which
                                             the Fund in question is trading.
                                             With respect to common and
                                             preferred stocks, in executing
                                             portfolio transactions and
                                             selecting brokers or dealers, each
                                             Adviser shall use its best judgment
                                             to obtain the best overall terms
                                             available. In assessing the best
                                             overall terms available for any
                                             transaction, each Adviser shall
                                             consider all factors it deems
                                             relevant, including the breadth of
                                             the market in the security, the
                                             price of the security, the
                                             financial condition and execution
                                             capability of the broker or dealer,
                                             and the reasonableness of the
                                             commission, if any, both for the
                                             specific transaction and on a
                                             continuing basis. In evaluating the
                                             best overall terms available and in
                                             selecting the broker or dealer to
                                             execute a particular transaction,
                                             each Adviser may also consider the
                                             brokerage and research services (as
                                             those terms are defined in Section
                                             28(e) of the Securities Exchange
                                             Act of 1934) provided to any Fund
                                             and/or other account over which the
                                             Adviser and/or an affiliate of the
                                             Adviser exercises investment
                                             discretion. With respect to
                                             securities other than common and
                                             preferred stocks, in placing
                                             orders with brokers, dealers or
                                             other persons, each Adviser shall
                                             attempt to obtain the best net
                                             price and execution of its orders,
                                             provided that to the extent the
                                             execution and price available from
                                             more than one broker, dealer or
                                             other such person are believed to
                                             be comparable, each Adviser may, at
                                             its discretion but subject to
                                             applicable law, select the
                                             executing broker, dealer or such
                                             other person on the basis of the
                                             Adviser's opinion of the
                                             reliability and quality of such
                                             broker, dealer or such other
                                             person;

                                    (iii)    may, on occasions when it deems the
                                             purchase or sale of a security to
                                             be in the best interests of a Fund
                                             as well as other fiduciary or
                                             agency accounts managed by the
                                             Adviser, aggregate, to the extent
                                             permitted by applicable laws and
                                             regulations, the securities to be
                                             sold or purchased in order to
                                             obtain the best overall terms
                                             available execution with respect to
                                             common and preferred stocks and the
                                             best net price and execution with
                                             respect to other securities. In
                                             such event, allocation of the
                                             securities so purchased or sold, as
                                             well as the expenses incurred in
                                             the transaction, will be made by
                                             the Adviser in the manner it
                                             considers to be most equitable and
                                             consistent with its fiduciary
                                             obligations to such Fund and to
                                             such other accounts.

                  (b) Notwithstanding Section 3(a) hereof, each Adviser may delegate any or all of its responsibilities under
                           Section 3(a) (and the assumption of related expenses) to one or more other parties (each such party, a "Sub-Adviser"), pursuant in each case, to a written agreement with such Sub-Adviser that meets the requirements of Section 15 of the Investment Company Act and the rules thereunder (the "1940 Act") applicable to contracts for services as an investment adviser of a registered investment company (including without limitation the requirements for approval by the Board of Trustees of the Trust and the shareholders of a Fund), subject, however, to such exemptions as may be granted by the Securities and Exchange Commission. Any Sub-Adviser may (but need not) be affiliated with the Advisers. If Sub-Advisers are engaged to provide the services under Section 3(a) with respect to different segments of a Fund, the Advisers shall (i) determine, in the manner described in the prospectus of the Fund from time to time in effect, what portion of the assets belonging to the Fund shall be managed by each Sub-Adviser,
                           (ii) retain the responsibility to set each Fund's investment objective, policies and restrictions

                           (the "Policies") and shall adopt and implement procedures to ensure that the Sub-Advisers comply with the Policies, (iii) oversee the services provided by each Sub-Adviser and its compliance with applicable laws; and (iv) monitor and evaluate each Sub-Adviser's performance and report on same periodically to the Board of Trustees.

                  (c) In addition, the Advisers shall provide the following ancillary services under this Agreement:

                                    (i)      review the preparation of reports
                                             and proxy statements to the Trust's
                                             shareholders, the periodic updating
                                             of the Trust's Prospectus,
                                             Statement of Additional Information
                                             and Registration Statement, and the
                                             preparation of other reports and
                                             documents required to be filed by
                                             the Trust with the Securities and
                                             Exchange Commission;

                                    (ii)     in connection with its management
                                             of the Funds, monitor anticipated
                                             purchases and redemptions by
                                             shareholders and new investors;

                                    (iii)    provide information and assistance
                                             as requested by the Administrator
                                             of the Trust in connection with the
                                             registration of the Trust's shares
                                             in accordance with state and
                                             foreign securities requirements;

                                    (iv)     provide assistance as requested by
                                             the Trust or its Administrator
                                             concerning the regulatory
                                             requirements applicable to
                                             investors that invest in the Trust;

                                    (v)      develop and monitor investor
                                             programs for shareholders of the
                                             Trust, and assist in the
                                             coordination of such programs with
                                             programs offered separately by the
                                             Advisers to their clients;

                                    (vi)     provide assistance in connection
                                             with the operations of the Trust
                                             generally; and

                                    (vii)    provide other similar services as
                                             reasonably requested from time to
                                             time by the Board of Trustees of
                                             the Trust.

                  (d) Each Adviser, in connection with its rights and duties with respect to the Trust:

                                    (i)      shall use the care, skill, prudence
                                             and diligence under the
                                             circumstances then prevailing that
                                             a prudent person acting in a like
                                             capacity and familiar with such
                                             matters would use in the conduct of
                                             an enterprise of a like character
                                             and with like aims; and

                                    (ii)     shall act in conformity with the
                                             Trust Agreement, By-Laws,
                                             Registration Statement, Prospectus
                                             and Statement of Additional
                                             Information, and instructions and
                                             directions of the Trustees of the
                                             Trust, and will use its best
                                             efforts to comply with and conform
                                             to the requirements of the 1940 Act
                                             and all other applicable federal
                                             and state laws, regulations and
                                             rulings.

                  (e)      Each Adviser shall:

                                    (i)      comply with all applicable Rules
                                             and Regulations of the Securities
                                             and Exchange Commission and will in
                                             addition conduct its activities
                                             under this Agreement in accordance
                                             with other applicable law; and

                                    (ii)     maintain a policy and practice of
                                             conducting its investment advisory
                                             services hereunder independently of
                                             its commercial banking operations
                                             and those of any affiliated bank of
                                             the Advisers. When the Adviser
                                             makes investment recommendations
                                             for a Fund, its investment advisory
                                             personnel will not inquire or take
                                             into consideration whether the
                                             issuer of securities proposed for
                                             purchase or sale for the Fund's
                                             account are customers of its
                                             commercial banking department or
                                             the commercial banking department
                                             of any affiliated bank of the
                                             Adviser.

                  (f) The Advisers shall not, unless permitted by the Securities and Exchange Commission:

                                    (i)      permit the Funds to execute
                                             transactions with the Advisers'
                                             Bond Department; or

                                    (ii)     permit the Funds to purchase
                                             certificates of deposit of the
                                             Advisers or their affiliate banks,
                                             commercial paper issued by the
                                             Advisers' parent holding company or
                                             other securities issued or
                                             guaranteed by
                                             the Advisers, their parent holding
                                             company or their subsidiaries or
                                             affiliates.

                  (g) The Advisers, if any, shall render to the Trustees of the Trust such periodic and special reports as the Trustees may reasonably request.

                  (h) The services of the Advisers hereunder are not deemed exclusive and the Advisers shall be free to render similar services to others (including other investment companies) so long as their services under this Agreement are not impaired thereby.

         4. Expenses. During the term of this Agreement, the Advisers shall pay all costs incurred by them in connection with the performance of their duties under paragraph 3 hereof, other than the cost (including taxes, brokerage commissions and other transactions costs, if any) of securities purchased or sold for each of the Funds.

         5.       Compensation.

                  (a) For the services provided and the expenses assumed by the Advisers pursuant to this Agreement, the Trust shall pay to the Advisers as full compensation therefor a joint fee at an annual rate of 0.90% of the average daily net assets of the Multi-Manager Mid Cap Fund, 1.10% of the average daily net assets of the Multi-Manager Small Cap Fund, and 1.10% of the average daily net assets of the Multi-Manager International Equity Fund.

                  (b) The fees will be computed based on net assets on each day and will be paid to the Advisers monthly.

         6. Books and Records. The Advisers shall maintain, and preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act, such records as are required to be maintained by Rule 31a-1 of the Commission under the 1940 Act (other than clause (b) (4) and paragraphs (c), (d) and (e) thereof). The Advisers further agree that all records which they maintain for the Trust are the property of the Trust and they shall surrender promptly to the Trust any of such records upon the Trust's request.

         7.       Indemnification.


                  (a) The Trust hereby agrees to indemnify and hold harmless each of the Advisers, their directors, officers, and employees and each person, if any, who controls the Advisers (collectively, the "Indemnified Parties") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the Securities Exchange Act of 1934, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                                    (i)      any untrue statement or alleged
                                             untrue statement of a material fact
                                             or any omission or alleged omission
                                             to state a material fact required
                                             to be stated or necessary to make
                                             the statements made not misleading
                                             in the Registration Statement, the
                                             Prospectus, the Statement of
                                             Additional Information, or any
                                             application or other document filed
                                             in connection with the
                                             qualification of the Trust or
                                             Shares of the Trust under the Blue
                                             Sky or securities laws of any
                                             jurisdiction ("Application"),
                                             except insofar as such losses,
                                             claims, damages or liabilities (or
                                             actions in respect thereof) arise
                                             out of or are based upon any such
                                             untrue statement or omission or
                                             alleged untrue statement or
                                             omission either pertaining to a
                                             breach of such Adviser's duties in
                                             connection with this Agreement or
                                             made in reliance upon and in
                                             conformity with information
                                             furnished by, through or on behalf
                                             of the Adviser for use in
                                             connection with the Registration
                                             Statement, any Application, the
                                             Prospectus or the Statement of
                                             Additional Information; or

                                    (ii)     subject to clause (i) above, the
                                             Adviser acting in accordance with
                                             the terms hereof;

                           and the Trust will reimburse each Indemnified Party for any legal or other expense incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damages, liability or action.

                  (b) If the indemnification provided for in paragraph 7(a) is due in accordance with the terms of such paragraph but is for any reason held by a court to be unavailable from the Trust, then the Trust shall contribute to the aggregate amount paid or payable by the Trust and the Indemnified Parties as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Trust and such Indemnified Parties in connection with the operation of the Trust, (ii) the relative fault of the Trust and such Indemnified Parties, and (iii) any other relevant equitable considerations. The Trust and the Advisers agree that it would not be just and equitable if contribution pursuant to this subparagraph (b) were determined by pro rata allocation or other method of allocation that does not take account the equitable considerations referred to above in this subparagraph
                           (b). The amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subparagraph (b) shall be deemed to include any legal or other expense incurred by the Trust and the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (c) It is understood, however, that nothing in this paragraph 7 shall protect any Indemnified Party against, or entitle any Indemnified Party to indemnification against, or contribution with respect to, any liability to the Trust or its shareholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of a reckless disregard to its obligations and duties, under this Agreement or otherwise, to an extent or in a manner inconsistent with Section 17 of the 1940 Act.

         8. Duration and Termination. Insofar as the holders of Shares representing the interests in the New Funds are affected by this Agreement, it shall continue, unless sooner terminated as provided herein, until August 31, 2007, and, insofar as the holders of Shares representing the interests in each of the other Funds are affected by this Agreement, it (as supplemented by the terms specified in any notice and agreement pursuant to paragraph 1(b) hereof) shall continue (assuming approval by the initial holder(s) of Shares of such Fund) until August 31 of the year following the year in which the Fund becomes a Fund hereunder, and with respect to each Fund thereafter shall continue automatically for periods of one year so long as each such latter continuance is approved at least annually by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined by the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and by the Trustees of the Trust or by vote of a majority of the outstanding Shares (as defined with respect to voting securities in the 1940 Act) representing the interests in such Fund; provided, however, that this Agreement may be terminated by the Trust as to any Fund at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding Shares (as so defined) representing the interests in the Fund affected thereby on 60 days' written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on 60 days' written notice to the Trust. This Agreement shall automatically and immediately terminate in the event of its assignment (as defined by the 1940 Act).

         9.       Name of the Trust. The Advisers agree that the name
"Northern" may be used in the name of the Trust and that such name, any related logos and any service marks containing the word "Northern" may be used in connection with the Trust's business only for so long as this Agreement (including any continuance or amendment hereof) remains in effect and that such use shall be royalty free. At such time as this Agreement shall no longer be in effect, the Trust will cease such use. The Trust acknowledges that it has no rights to the name "Northern," such logos or service marks other than those granted in this paragraph and that the Adviser reserves to itself the right to grant the nonexclusive right to use the name "Northern," such logos or service marks to any other person, including, but not limited to, another investment company.

         10. Status of Advisers as Independent Contractors. Each Adviser shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

         11. Amendment of Agreement. This Agreement may be amended at any time by mutual consent of the parties, provided that if required by law, such amendment shall also have been approved by vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and by vote of a majority of the outstanding Shares (as defined with respect to a voting securities by the 1940
Act) representing the interests in each Fund affected by such amendment.

         12. Shareholder Liability. This Agreement is executed by or on behalf of the Trust with respect to each of the Funds and the obligations hereunder are not binding upon any of the Trustees, officers or Shareholders of the Trust individually but are binding only upon the Trust and its assets and property. All obligations of the Trust under this Agreement shall apply only on a Fund-by-Fund basis, and the assets of one Fund shall not be liable for the obligations of another Fund.

         13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and (except as to paragraph 12 hereof which shall be construed in accordance with the laws of the State of Delaware) the laws of the State of Illinois and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors (subject to the last sentence of paragraph 8) and, to the extent provided in paragraph 7 hereof, each Indemnified Party. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations. Any provision in this Agreement requiring compliance with any statute or regulation shall mean such statute or regulation as amended and in effect from time to time.

         14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                        NORTHERN FUNDS


                                        By:     /s/ Lloyd A. Wennlund
                                                --------------------------------
                                        Title:  President
                                                --------------------------------


                                        NORTHERN TRUST GLOBAL ADVISORS, INC.


                                        By:     /s/ William T. Huffman, Jr.
                                                --------------------------------
                                        Title:  President & CEO
                                                --------------------------------


                                        NORTHERN TRUST INVESTMENTS, N.A.


                                        By:     /s/ Eric Schweitzer
                                                --------------------------------
                                        Title:  Senior Vice President
                                                --------------------------------